Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-64145 and 333-63500), pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated May 14, 2004, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation included in the Annual Report (Form 10-K) for the year ended March 28, 2004.


Seattle, Washington                        /s/ Ernst & Young LLP
May 24, 2004